UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                          -----------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                                  July 15, 2005
          ------------------------------------------------------------
                        (Date of earliest event reported)

                                 Puda Coal, Inc.
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                     Florida
    -------------------------------------------------------------------------
         (State or other Jurisdiction of Incorporation or Organization)

             333-85306                                 65-1129912
----------------------------------       ---------------------------------------
     (Commission File Number)               (IRS Employer Identification No.)

                426 Xuefu Street, Taiyuan, Shanxi Province, China
   --------------------------------------------------------------------------
              (Address of Principal Executive Offices and zip code)

                               011.86.351.2281300
        -----------------------------------------------------------------
              (Registrant's telephone number, including area code)

                               Purezza Group, Inc.
                       936A Beachland Boulevard, Suite 13
                              Vero Beach, FL 32963
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Shanxi Puda Resources Co, Ltd. ("Puda") Results of Operations

Three Months Ended March 31, 2005 Compared to Three Months Ended March 31, 2004 (unaudited)

      Net Revenue. Puda's net revenue for the three months ended March 31, 2005 decreased $668,000, or 14%, from $4,940,000 in the three months ended March 31, 2004 to $4,272,000 in the three months ended March 31, 2005. The tonnage sales of cleaned coal decreased 28,000 tons from 87,000 tons in the three months ended March 31, 2004 to 59,000 tons in the three months ended March 31, 2005, a 32% decrease. The decrease in tonnage sales was primarily due to tightened raw coal supply in the PRC in the three months ended March 31, 2005, during which period most of the raw coal suppliers in the PRC were required by the PRC government to temporarily cease their operation for about one month for safety checks and improvements. The decrease in tonnage sales was offset by an increase in the per ton sales price of cleaned coal in all regions.

      Cost of Revenues. Puda's cost of revenue for the three months ended March 31, 2005 increased $530,000, or 18%, from $2,880,000 in the three months ended March 31, 2004 to $3,410,000 in the three months ended March 31, 2004. This was primarily due to the significant increase in the price per ton of raw coal.

      Selling Expenses. Puda's selling expenses were $49,000 for the three months ended March 31, 2005, compared to $66,000 for the three months ended March 31, 2004. This represents a decrease of $17,000 or 26%, primarily due to decrease in sales volume.

      General and Administrative Expenses. Puda's general and administrative expenses were $64,000 for the three months ended March 31, 2005, compared to $69,000 for the three months ended March 31, 2004. This represents a decrease of $5,000 or 7%, primarily due to decrease in employee travel and training.

      Income from Operations. Puda's operating profit decreased $1,176,000, or 61%, from $1,925,000 in the three months ended March 31, 2004 to $749,000 in the three months ended March 31, 2005. The decrease was primarily the result of decreased gross profit margin in the three months ended March 31, 2005 (42% in the three months ended March 31, 2004 versus 20% in the three months ended March 31, 2005).

      Income Taxes. Income taxes decreased $382,000, or 59%, from $643,000 in the three months ended March 31, 2004 to $261,000 in the three months ended March 31, 2005 due to decrease in operating profit.

      Net Income. Puda's net income was $494,000 for the three months ended March 31, 2005, compared to $1,278,000 in the three months ended March 31, 2004, a decrease of $784,000, or 61% due to decrease in operating profit.

Liquidity and Capital Resources

      Net cash provided by operating activities was $498,000 for the three months ended March 31, 2005, compared to $536,000 in the three months ended March 31, 2004, a decrease of $38,000 or 7% primarily due to decrease in net income.

      Net cash provided by investing activities was $123,000 for the three months ended March 31, 2005, compared to $Nil in the three months ended March 31, 2004. This was related to sale of short term investment in the three months ended March 31, 2005.

      Net cash used by financing activities was $240,000 for the three months ended March 31, 2005, compared with net cash provided by financing activities of $412,000 in the three months ended March 31, 2004. This was related to a cash distribution paid to owners of $240,000 in the three months ended March 31, 2005 and the increase in short-term borrowing of $412,000 in the three month ended March 31, 2004.

Item 9.01 Financial Statements and Exhibits.

      (a)   Financial statements of business acquired.

      The Audited Financial Statements of Shanxi Puda Resources Co, Ltd. ("Puda") as of December 31, 2004 and 2003, and for the years ended December 31, 2004 and 2003 are included in Item 9.01(a) of the Form 8-K dated July 15, 2005 and filed on July 18, 2005.

      Puda Coal, Inc. ("Puda Coal") formerly called Purezza Group, Inc., files this amendment to its Form 8-K current report dated July 15, 2005, to provide the following financial statements:

      1.    Puda Investment Holding Limited

            Balance Sheets as of December 31, 2004 (audited) and March 31, 2005 (unaudited)

            Statements of Changes in Stockholders' Equity for the three months ended March 31, 2005 and for the period from August 19,

            2004 (inception) to March 31, 2005

            Notes to Financial Statements

      2.    Taiyuan Putai Business Consulting Co., Ltd.

            Balance Sheets as of December 31, 2004 (audited) and March 31, 2005 (unaudited)

            Statements of Changes in Stockholders' Equity for the three months ended March 31, 2005 and for the period from November 5, 2004 (inception) to March 31, 2005

            Notes to Financial Statements

      3.    Shanxi Puda Resources Co., Ltd.

            Unaudited Balance Sheet as of March 31, 2005

            Unaudited Statements of Operations for the three months ended March 31, 2005 and March 31, 2004

            Unaudited Statements of Cash Flows for the three months ended March 31, 2005 and March 31, 2004

            Notes to Financial Statements

      (d)   Pro forma financial information.

      1. Combined pro forma balance sheet as of March 31, 2005 (unaudited), and combined pro forma income statements for the three months ended March 31, 2005 (unaudited) and for the year ended December 31, 2005 (unaudited)

                         PUDA INVESTMENT HOLDING LIMITED
                        (A Development Stage Enterprise)

                         UNAUDITED FINANCIAL STATEMENTS

                     INDEX TO UNAUDITED FINANCIAL STATEMENTS

Unaudited Balance Sheets as of March 31, 2005 and December 31, 2004            5

Unaudited Statements of Changes in Stockholders' Equity for the
    three months ended March 31, 2005 and for the period from
    August 19, 2004 (inception) to March 31, 2005                              6

Notes to Unaudited Financial Statements                                      7-8

                         PUDA INVESTMENT HOLDING LIMITED
                        (A Development Stage Enterprise)

                            UNAUDITED BALANCE SHEETS

                   As of March 31, 2005 and December 31, 2004
                     (In thousands of United States dollars)

                                              March 31, 2005  December 31, 2004
                                              --------------  -----------------
                                                (Unaudited)       (Audited)
ASSETS

CURRENT ASSETS                                 $         --     $         --

Total current assets                                     --               --
                                               ------------     ------------

TOTAL ASSETS                                             --               --
                                               ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES                                      --               --

                                               ------------     ------------

Total current liabilities                                --               --
                                               ------------     ------------

STOCKHOLDERS' EQUITY
Common stock                                             50               50
Unpaid common stock                                     (50)             (50)
Additional paid-in capital                               --               --
Retained earnings                                        --               --

Total stockholders' equity                               --               --
                                               ------------     ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $         --     $         --
                                               ============     ============

The accompanying notes are an integral part of these unaudited financial statements.

                         PUDA INVESTMENT HOLDING LIMITED

             UNAUDITED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                        (A Development Stage Enterprise)

        For the three months ended March 31, 2005 and for the period from
                  August 19, 2004(inception) to March 31, 2005
                     (In thousands of United States dollars)

                                                                     UNPAID       ADDITIONAL                     TOTAL
                                             COMMON STOCK            COMMON         PAID-IN       RETAINED    STOCKHOLDERS'
                                                                      STOCK         CAPITAL       EARNINGS       EQUITY
                                        ---------------------------------------------------------------------------------
                                         No. of
                                          shares        $'000         $'000          $'000          $'000         $'000

Balance, August 19, 2004 (inception)        50,000    $       50    $      (50)    $       --    $       --    $       --

Net income for the period ended
   December 31, 2004                            --            --            --             --            --            --
                                        ---------------------------------------------------------------------------------
Balance, December 31, 2004-Audited          50,000            50           (50)            --            --            --
                                        =================================================================================

Balance, January 1, 2005                    50,000            50           (50)            --            --            --

Net income for three months ended
   March 31, 2005                               --            --            --             --            --            --
                                        ---------------------------------------------------------------------------------
Balance, March 31, 2005 -Unaudited          50,000    $       50    $      (50)    $       --    $       --    $       --
                                        =================================================================================

The accompanying notes are an integral part of these unaudited financial statements.

                         PUDA INVESTMENT HOLDING LIMITED
                        (A Development Stage Enterprise)

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.    The Company

Puda Investment Holding Limited ("the Company" or "Puda BVI") was an International Business Company incorporated in the British Virgin Islands on August 19, 2004. The Company has a registered capital of $50,000. The Company did not have any activities from August 19, 2004 (inception) to March 31, 2005.

The Company has been presented as a "development stage enterprise" in accordance with Statement of Financial Accounting Standards ("SFAS") No.7, "Accounting and Reporting by Development Stage Enterprises". Since inception, the Company's activities have been limited to organizational efforts, obtaining initial financing, and making filings with the Securities and Exchange Commission ("SEC").

2.    Summary of Significant Accounting Policies

(a)   Basis of Presentation

Statements of Operations and Cash Flows for the three months ended March 31, 2005 and for the period from August 19, 2004 (inception) to March 31, 2005 have been omitted because of lack of activity.

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments have been included and all adjustments considered necessary to make the interim financial statements not misleading have been included and such adjustments are of a normal recurring nature. The results of operations for the three months ended March 31, 2005 are not necessarily indicative of the results for the full fiscal year ending December 31, 2005.

(b)   Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported periods. Actual results could differ from those estimates.

                         PUDA INVESTMENT HOLDING LIMITED
                        (A Development Stage Enterprise)

               NOTES TO UNAUDITED FINANCIAL STATEMENTS-(Continued)

3.    Subsequent Events

On April 27, 2005, the owners of the Company contributed $50,000 as capital. The owners are Mr. Zhao Ming (80%) and Mr. Zhao Yao (20%).

Effective June 20, 2005, Puda Coal, Inc. (formerly, Purezza Group, Inc.) ("Puda Coal"), a Florida corporation, entered into an Exchange Agreement ("Exchange Agreement") with Taiyuan Putai Business Consulting Co., Ltd. ("Putai"), a limited liability company under the Company Law of The People's Republic of China (the "PRC"), Shanxi Puda Resources Co., Ltd. ("Puda"), a limited liability company formed by natural persons under the laws of the PRC, Puda BVI and each of the members of Puda BVI (the "Puda BVI Members"). The closing of the transactions contemplated by the Exchange Agreement occurred on July 15, 2005. At the closing, pursuant to the terms of the Exchange Agreement, Puda Coal acquired all of the outstanding capital stock and ownership interests of Puda BVI from the Puda BVI Members, and the Puda BVI Members contributed all of their interests in Puda BVI to Puda Coal. In exchange, Puda Coal issued to the Puda BVI Members 1,000,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of Puda Coal, which are convertible into 678,500,000 shares of Puda Coal's common stock. At the closing, Puda BVI became a wholly-owned subsidiary of Puda Coal. Puda BVI, in turn, owns all of the registered capital of Putai, a wholly foreign owned enterprise ("WFOE") registered under the wholly foreign-owned enterprises laws of the PRC.

On June 24, 2005, Puda and Putai entered into an Exclusive Consulting Agreement, an Operating Agreement and a Technology License Agreement. Under these agreements, Putai has agreed to advise, consult, manage and operate Puda's business, to provide certain financial accommodations to Puda, and to license certain technology to Puda for use in its business, in exchange for Puda's payment of all of its operating cash flow to Putai.

Each of the holders of the registered capital of Puda also granted Putai the exclusive right and option to acquire all of their registered capital of Puda and further authorized Putai to exercise the voting rights of the owners of the registered capital of Puda and to act as the representative for such holders in all matters respecting Puda's registered capital.

                   TAIYUAN PUTAI BUSINESS CONSULTING CO., LTD.
                        (A Development Stage Enterprise)

                         UNAUDITED FINANCIAL STATEMENTS

                     INDEX TO UNAUDITED FINANCIAL STATEMENTS

Unaudited Balance Sheets as of March 31, 2005 and December 31, 2004        10

Unaudited Statements of Changes in Stockholders' Equity for
     the three months ended March 31, 2005 and for the period
     from November 5, 2004 (inception) to March 31, 2005                   11

Notes to Unaudited Financial Statements                                  12-13

                   TAIYUAN PUTAI BUSINESS CONSULTING CO., LTD.
                        (A Development Stage Enterprise)

                            UNAUDITED BALANCE SHEETS

                   As of March 31, 2005 and December 31, 2004
                     (In thousands of United States dollars)

                                              March 31, 2005  December 31, 2004
                                              --------------  -----------------
                                                (Unaudited)       (Audited)
ASSETS

CURRENT ASSETS                                  $         --    $         --

Total current assets                                      --              --
                                                ------------    ------------

TOTAL ASSETS                                              --              --
                                                ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES                                       --              --

                                                ------------    ------------

Total current liabilities                                 --              --
                                                ------------    ------------

STOCKHOLDERS' EQUITY
Common stock                                              --              --
Additional paid-in capital                                --              --
Retained earnings                                         --              --

Total stockholders' equity                                --              --
                                                ------------    ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $         --    $         --
                                                ============    ============

The accompanying notes are an integral part of these unaudited financial statements.

                   TAIYUAN PUTAI BUSINESS CONSULTING CO., LTD.

             UNAUDITED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

        For the three months ended March 31, 2005 and for the period from
                 November 5, 2005 (inception) to March 31, 2005
                     (In thousands of United States dollars)

                                                                              ADDITIONAL                      TOTAL
                                                         COMMON STOCK           PAID-IN      RETAINED     STOCKHOLDERS'
                                                                                CAPITAL      EARNINGS        EQUITY
                                                   ------------------------------------------------------------------
                                                  No. of shares     $'000         $'000         $'000         $'000
Balance, November 5, 2004 (inception)                      --            --            --            --            --

Net income for the period ended
   December 31, 2004                                       --            --            --            --            --
                                                   ------------------------------------------------------------------
Balance, December 31, 2004-Audited                         --            --            --            --            --
                                                   ==================================================================

Balance, January 1, 2005                                   --            --            --            --            --

Net income for three months ended
   March 31, 2005                                          --            --            --            --            --
                                                   ------------------------------------------------------------------
Balance, March 31, 2005-Unaudited                          --    $       --    $       --    $       --    $       --
                                                   ==================================================================

The accompanying notes are an integral part of these unaudited financial statements.

                   TAIYUAN PUTAI BUSINESS CONSULTING CO., LTD.
                        (A Development Stage Enterprise)

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.    The Company

Taiyuan Putai Business Consulting Co. Ltd. ("the Company" or "Putai"), a limited liability company under the Company Law of The People's Republic of China ("PRC"), was established on November 5, 2004. The Company has a registered capital of $20,000. The Company did not have any activities from November 5, 2004 (inception) to March 31, 2005.

The Company has been presented as a "development stage enterprise" in accordance with Statement of Financial Accounting Standards ("SFAS") No.7, "Accounting and Reporting by Development Stage Enterprises". Since inception, the Company's activities have been limited to organizational efforts, obtaining initial financing, and making filings with the Securities and Exchange Commission ("SEC").

2.    Summary of Significant Accounting Policies

(a)   Basis of Presentation

Statements of Operations and Cash Flows for the three months ended March 31, 2005 and for the period from November 5, 2004 (inception) to March 31, 2005 have been omitted because of lack of activity.

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments have been included and all adjustments considered necessary to make the interim financial statements not misleading have been included and such adjustments are of a normal recurring nature. The results of operations for the three months ended March 31, 2005 are not necessarily indicative of the results for the full fiscal year ending December 31, 2005.

(b)   Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported periods. Actual results could differ from those estimates.

                   TAIYUAN PUTAI BUSINESS CONSULTING CO., LTD.
                        (A Development Stage Enterprise)

               NOTES TO UNAUDITED FINANCIAL STATEMENTS-(Continued)

3.    Subsequent Events

On May 8, 2005, $20,000 was received as capital from Puda Investment Holding Limited ("Puda BVI"), an International Business Company incorporated in the British Virgin Islands.

Effective June 20, 2005, Puda Coal, Inc. (formerly, Purezza Group, Inc.) ("Puda Coal"), a Florida corporation, entered into an Exchange Agreement ("Exchange Agreement") with Putai, Shanxi Puda Resources Co. Ltd. ("Puda"), a limited liability company formed by natural persons under the laws of the PRC, Puda Investment Holding Limited ("Puda BVI"), an International Business Company incorporated in the British Virgin Islands, and each of the members of Puda BVI (the "Puda BVI Members"). The closing of the transactions contemplated by the Exchange Agreement occurred on July 15, 2005. At the closing, pursuant to the terms of the Exchange Agreement, Puda Coal acquired all of the outstanding capital stock and ownership interests of Puda BVI from the Puda BVI Members, and the Puda BVI Members contributed all of their interests in Puda BVI to Puda Coal. In exchange, Puda Coal issued to the Puda BVI Members 1,000,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of Puda Coal, which are convertible into 678,500,000 shares of Puda Coal's common stock. At the closing, Puda BVI became a wholly-owned subsidiary of Puda Coal. Puda BVI, in turn, owns all of the registered capital of Putai, a wholly foreign owned enterprise ("WFOE") registered under the wholly foreign-owned enterprises laws of the PRC.

On June 24, 2005, Putai and Puda entered into an Exclusive Consulting Agreement, an Operating Agreement and a Technology License Agreement. Under these agreements, Putai has agreed to advise, consult, manage and operate Puda's business, to provide certain financial accommodations to Puda, and to license certain technology to Puda for use in its business, in exchange for Puda's payment of all of its operating cash flow to Putai.

Each of the holders of the registered capital of Puda also granted Putai the exclusive right and option to acquire all of their registered capital of Puda and further authorized Putai to exercise the voting rights of the owners of the registered capital of Puda and to act as the representative for such holders in all matters respecting Puda's registered capital.

                         SHANXI PUDA RESOURCES CO., LTD.

                         UNAUDITED FINANCIAL STATEMENTS

                     INDEX TO UNAUDITED FINANCIAL STATEMENTS

Unaudited Balance Sheet as of March 31, 2005                               15

Unaudited Statements of Operations for the three months ended
     March 31, 2005 and March 31, 2004                                     16

Unaudited Statements of Cash Flows for the three months ended
     March 31, 2005 and March 31, 2004                                     17

Notes to Unaudited Financial Statements                                   18-22

                         SHANXI PUDA RESOURCES CO., LTD.

                             UNAUDITED BALANCE SHEET

                              As of March 31, 2005
                     (In thousands of United States dollars)

                                                      Note(s)   March 31, 2005
                                                                 -----------
ASSETS

CURRENT ASSETS
Cash and cash equivalents                                        $       694
Accounts receivable, net                                               3,115
Other receivables
  - Related parties                                       3            2,486
  - Third parties                                                         49
Deposits and prepayments                                                 957
Inventories                                               4            3,837
                                                                 -----------

Total current assets                                                  11,138
                                                                 -----------

PROPERTY, PLANT AND EQUIPMENT, NET                                       948

INTANGIBLE ASSETS                                                        181

TOTAL ASSETS                                                          12,267
                                                                 ===========

LIABILITIES AND OWNERS' EQUITY
CURRENT LIABILITIES
Accounts payable
  - Related party                                         3              379
  - Third parties                                                        585
Other payables
  - Related party                                         3              194
  - Third parties                                                        298
Accrued expenses                                                         268
Income taxes payable                                                   2,273
VAT payable                                                              383
Distribution payable                                                     244
                                                                 -----------

Total current liabilities                                              4,624
                                                                 -----------

OWNERS' EQUITY
Paid-in capital                                                        2,717
Statutory surplus reserve fund                                         1,322
Retained earnings                                                      3,604

Total owners' equity                                                   7,643
                                                                 -----------

TOTAL LIABILITIES AND OWNERS' EQUITY                             $    12,267
                                                                 ===========

The accompanying notes are an integral part of these unaudited financial statements.

                         SHANXI PUDA RESOURCES CO., LTD.

                       UNAUDITED STATEMENTS OF OPERATIONS

          For the three months ended March 31, 2005 and March 31, 2004
                     (In thousands of United States dollars)

                                     Note(s)    Three months     Three months
                                                    ended            ended
                                               March 31, 2005   March 31, 2004
                                               ---------------  --------------

NET REVENUE                                             $4,27           $4,940

COST OF REVENUE                                        (3,410)          (2,880)

GROSS PROFIT                                               862           2,060

OPERATING EXPENSES
Selling expenses                                            49              66
General and administrative expenses                         64              69

TOTAL OPERATING EXPENSES                                   113             135
                                               ---------------  --------------

INCOME FROM OPERATIONS                                     749           1,925

GAIN ON SHORT-TERM INVESTMENT                                6              --

INTEREST EXPENSE                                            --              (4)
                                               ---------------  --------------

INCOME BEFORE INCOME TAXES                                 755           1,921

INCOME TAXES                           5                 (261)            (643)
                                               ---------------  --------------

NET INCOME                                               $494           $1,278
                                               ===============  ==============

The accompanying notes are an integral part of these unaudited financial statements.

                         SHANXI PUDA RESOURCES CO., LTD.

                       UNAUDITED STATEMENTS OF CASH FLOWS

          For the three months ended March 31, 2005 and March 31, 2004
                     (In thousands of United States dollars)

                                                               Three months      Three months
                                                                   ended             ended
                                                               March 31,2005      March 31, 2004
                                                               ---------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                     $        494       $      1,278
Adjustments to reconcile net income to net cash used in
  operating activities:
Gain on short-term investment                                            (6)                --
Amortization of land use right                                            1                  2
Depreciation                                                             26                 26
Changes in operating assets and liabilities:
  Increase in accounts receivable                                      (393)            (1,041)
  Decrease/(increase) in notes receivable                               638               (544)
  Increase in other receivables, deposits and prepayments              (659)               (83)
  (Increase)/decrease in inventories                                   (272)               254
  Increase/(decrease) in accounts payable                               248               (174)
  Increase in notes payable                                              --                  2
  Increase in accrued expenses                                           20                 19
  Decrease in advance to customers                                       --               (265)
  Increase in other payables                                              4                 57
  Increase in income tax payable                                        265                646
  Increase in VAT payable                                               132                359
                                                               ===============================
Net cash provided by operating activities                               498                536
                                                               ===============================

CASH FLOWS FROM INVESTING ACTIVITES
Sale proceeds from short-term investment                                123                 --
                                                               -------------------------------

Net cash provided by investing activities                               123                 --
                                                               -------------------------------

CASH FLOWS FROM FINANCING ACTIVITES
Increase in short-term borrowing                                         --                412
Distribution paid to owners                                            (240)                --
                                                               -------------------------------

Net cash (used in)/provided by financing activities                    (240)               412
                                                               ===============================
Net increase in cash and cash equivalents                               381                948
Cash and cash equivalents at beginning of period                        313                913
                                                               ===============================

Cash and cash equivalents at end of period                     $        694       $      1,861
                                                               ===============================

Supplemental schedule of cash flow information:
  Cash paid during the period for:
    Interest                                                             --                  4
    Income taxes                                                         --                 --

The accompanying notes are an integral part of these unaudited financial statements.

                         SHANXI PUDA RESOURCES CO., LTD.

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.    The Company

Shanxi Puda Resources Co., Ltd. ("the Company" or "Puda") was established on June 7, 1995 as a company with limited liability under the laws of The People's Republic of China ("PRC"). The Company mainly processes and washes raw coal and sells from its plants in Shanxi Province, high-quality, low sulfur refined coal for industrial clients mainly in Central and Northern China.

The Company has a registered capital of RMB22,500,000 ($2,717,000) which is fully paid-up. The owners of the Company are Mr. Zhao Ming (80%) and Mr. Zhao Yao (20%).

2.    Summary of Significant Accounting Policies

(a)   Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments have been included and all adjustments considered necessary to make the interim financial statements not misleading have been included and such adjustments are of a normal recurring nature. These financial statements should be read in conjunction with the financial statements for the year ended December 31, 2004 and notes thereto contained in the Report on Form 8-K of Puda Coal, Inc. (formerly, Purezza Group, Inc.) ("Puda Coal") dated July 15, 2005 as filed with the Securities and Exchange Commission (the "Commission"). The results of operations for the three months ended March 31, 2005 are not necessarily indicative of the results for the full fiscal year ending December 31, 2005.

(b)   Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported periods. Significant estimates include depreciation and allowance for doubtful accounts receivable. Actual results could differ from those estimates.

(c)   Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. As of March 31, 2005, the Company did not have any cash equivalents.

(d)   Inventories

Inventories comprise raw materials and finished goods and are stated at the lower of cost or market value. Substantially all inventory costs are determined using the weighted average basis. Costs of finished goods include direct labor, direct materials, and production overhead before the goods are ready for sale. Inventory costs do not exceed net realizable value.

                         SHANXI PUDA RESOURCES CO., LTD.

(e)   Property, Plant and Equipment, Net

Property, plant and equipment is stated at cost. Depreciation is provided principally by use of the straight-line method over the useful lives of the related assets. Expenditures for maintenance and repairs, which do not improve or extend the expected useful life of the assets, are expensed to operations while major repairs are capitalized.

Management estimates that it has a 10% residual value for buildings, and a 5% residual value for other property, plant and equipment. The estimated useful lives are as follows:

Building and facility                               20 years
Machinery and equipment                             10 years
Motor vehicles                                      10 years
Office equipment and others                         10 years

The gain or loss on disposal of property, plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets, and, if any, is recognized in the statements of operations.

(f)   Land Use Rights and Amortization

Land use right is stated at cost, less amortization. Amortization of land use right is calculated on the straight-line method, based on the period over which the right is granted by the relevant authorities in Shanxi, PRC.

(g)   Income Taxes

The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes". Under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company reviewed the differences between tax basis under PRC tax laws and financial reporting under US GAAP, and no material differences were found, thus, there were no deferred tax assets or liabilities as of March 31, 2005 for the Company.

(h)   Revenue Recognition

Revenue from goods sold is recognized when title has passed to the purchaser, which generally is at the time of delivery.

                         SHANXI PUDA RESOURCES CO., LTD.

3.    Related Party Transactions

As of March 31, 2005, the Company had the following amounts due from/to related parties:-

                                                                      March 31, 2005
                                                                       ------------
                                                                          $'000
Other receivable from Shanxi Puda Resources Group Limited
      ("Puda Group"), a related company with common owners             $      2,482

Other receivable from an owner, Zhao Ming                                         4
                                                                       ------------
                                                                       $      2,486
                                                                       ============
Accounts payable to Shanxi Liulin Jucai Coal Industry Co., Limited
     ("Jucai Coal"), a related company with a common owner             $        379
                                                                       ============

Other payable to an owner, Zhao Yao                                    $        194
                                                                       ============

The balances are unsecured, interest-free and there are no fixed terms for repayment.

The amount payable to Zhao Yao represents land use right paid by him on behalf of the Company.

In 2001, the Company entered into agreements with Puda Group to lease an office and certain equipment. In the three months ended March 31, 2005 and March 31, 2004, rental expenses under these agreements were $11,000 and $11,000, respectively.

By an agreement entered into between the Company and Puda Group on April 25, 2005, Puda Group agreed to pay all the tax liabilities (including surcharges and penalties) of the Company with retrospective effect from its establishment to December 31, 2004. For the three months ended March 31, 2005 and March 31, 2004, the Company has paid $251,000 and $187,000, respectively, to Puda Group for payment of value-added tax ("VAT"). In December 2004, Puda Group paid the Company's income taxes of $1,678,000 and VAT of $1,950,000 to the China Tax Bureau. In April 2005, Puda Group paid the Company's VAT of $251,000 to the China Tax Bureau. The directors expect that the Company's income tax for the year 2004 will be paid to the China Tax Bureau by the end of August, 2005.

In 2001, the Company entered into an agreement with Jucai Coal to lease a coal washing plant. In the three months ended March 31, 2005 and March 31, 2004, rental expenses in the amounts of $151,000 and $151,000, respectively, were paid to Jucai Coal and these rental expenses were charged to cost of revenue in the statements of operations.

In the three months ended March 31, 2005 and 2004, the Company purchased raw coal from Jucai Coal in the amounts of $677,000 and $404,000, respectively.

                         SHANXI PUDA RESOURCES CO., LTD.

4.    Inventories

As of March 31, 2005, inventories consist of the following:

                                                      March 31, 2005
                                                       ------------
                                                          $'000

Raw materials                                          $      2,677
Finished goods                                                1,160
                                                       ------------

Total                                                  $      3,837
                                                       ============

There was no allowance for losses on inventories as of March 31, 2005.

5.    Taxation

Pursuant to the PRC Income Tax Laws, the Company is subject to enterprise income tax at a statutory rate of 33% (30% national income tax plus 3% local income tax).

Details of income taxes in the statements of operations are as follows:-

                                          Three months ended  Three months ended
                                            March 31, 2005      March 31, 2004
                                             ------------        ------------
                                                $'000               $'000

Current period provision                     $        261        $        643
                                             ============        ============

A reconciliation between taxes computed at the statutory rate of 33% and the Company's effective tax rate is as follows:-

                                                      Three months ended  Three months ended
                                                        March 31, 2005      March 31, 2004
                                                      ------------------  ------------------
                                                             $'000               $'000
Income before income taxes                            $              755  $            1,921
                                                      ==================  ==================

Income tax on pretax income at statutory rate of 33%                 249                 634
Effect of permanent differences                                       12                   9
                                                      ------------------  ------------------

Income tax at effective rate                          $              261  $              643
                                                      ==================  ==================

                         SHANXI PUDA RESOURCES CO., LTD.

6.    Subsequent Events

Effective June 20, 2005, Puda Coal , a Florida corporation, entered into an Exchange Agreement ("Exchange Agreement") with Puda, Taiyuan Putai Business Consulting Co., Ltd. ("Putai"), a limited liability company under the Company Law of the PRC, Puda Investment Holding Limited ("Puda BVI"), an International Business Company incorporated in the British Virgin Islands, and each of the members of Puda BVI (the "Puda BVI Members"). The closing of the transactions contemplated by the Exchange Agreement occurred on July 15, 2005. At the closing, pursuant to the terms of the Exchange Agreement, Puda Coal acquired all of the outstanding capital stock and ownership interests of Puda BVI from the Puda BVI Members, and the Puda BVI Members contributed all of their interests in Puda BVI to Puda Coal. In exchange, Puda Coal issued to the Puda BVI Members 1,000,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of Puda Coal, which are convertible into 678,500,000 shares of Puda Coal's common stock. At the closing, Puda BVI became a wholly-owned subsidiary of Puda Coal. Puda BVI, in turn, owns all the registered capital of Putai, a wholly foreign owned enterprise ("WFOE") registered under the wholly foreign-owned enterprises laws of the PRC.

On June 24, 2005, Puda and Putai entered into an Exclusive Consulting Agreement, an Operating Agreement and a Technology License Agreement. Under these agreements, Putai has agreed to advise, consult, manage and operate Puda's business, to provide certain financial accommodations to Puda, and to license certain technology to Puda for use in its business, in exchange for Puda's payment of all of its operating cash flow to Putai.

Each of the holders of the registered capital of Puda also granted Putai the exclusive right and option to acquire all of their registered capital of Puda and further authorized Putai to exercise the voting rights of the owners of the registered capital of Puda and to act as the representative for such holders in all matters respecting Puda's registered capital.

                 PUDA COAL, INC. (FORMERLY, PUREZZA GROUP, INC.)

                UNAUDITED COMBINED PRO FORMA FINANCIAL STATEMENTS


           INDEX TO UNAUDITED COMBINED PRO FORMA FINANCIAL STATEMENTS

Unaudited Combined Pro forma Balance Sheet as of March 31, 2005          24

Unaudited Combined Pro forma Statements of Operations for the three months ended March 31, 2005 and for the year ended
     December 31, 2004                                                  25-26

Notes to Unaudited Combined Pro forma financial statements              27-28

                 PUDA COAL, INC. (FORMERLY, PUREZZA GROUP, INC.)

                   UNAUDITED COMBINED PRO FORMA BALANCE SHEET

                              As of March 31, 2005
                     (In thousands of United States dollars)

                                                                             Taiyuan
                                                     Shanxi        Puda        Putai                                   Puda Coal,
                                                      Puda      Investment   Business                                     Inc.
                                          Puda      Resources    Holding     Consulting                                 Combined
                                       Coal, Inc.   Co., Ltd.    Limited     Co., Ltd.  Adjustments                    Pro forma
                                       ---------------------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS
Cash and cash equivalents               $      2     $     69    $     --                 $     --     $     --           $    706
Accounts receivable, net                      --        3,115          --                       --           --              3,115
Other receivables
  - Related parties                           --        2,486          --                       --           --              2,486
  - Third parties                             --           49          --                       --           --                 49
Deposits and prepayments                      --          957          --                       --           --                957
Inventories                                   --        3,837          --                       --           --              3,837
                                        ==========================================================================================

Total current assets                    $      2     $ 11,138    $     --                 $     --     $     --           $ 11,150
                                        ==========================================================================================

PROPERTY, PLANT AND EQUIPMENT, NET            --          948          --                       --           --                948

INTANGIBLE ASSETS                             --          181          --                       --           --                181
                                        -------------------------------------------------------------------------------------------

TOTAL ASSETS                            $      2     $ 12,267    $     --                 $     --     $     --           $ 12,279
                                        ==========================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable
  - Related party                       $     --     $     37    $     --                 $     --     $     --           $    379
  - Third parties                              2          585          --                       --           --                587
Other payables
  - Related party                             --          194          --                       --           --                194
  - Third parties                             --          298          --                       --           --                298
Accrued expenses                              16          268          --                       --           --                284
Income taxes payable                          --        2,273          --                       --           --              2,273
VAT payable                                   --          383          --                       --           --                383
Distribution payable                          --          244          --                       --           --                244
                                        ==========================================================================================

Total current liabilities               $      8     $  4,624    $     --                 $     --     $     --           $  4,642
                                        ==========================================================================================

STOCKHOLDERS' EQUITY
Convertible preferred stock             $     --     $     --    $     --     $     --    $     10     $      2(c)        $     10
Common stock                                  58           --          50           --         (50)           2(a)              58
Unpaid common stock                           --           --         (50)          --          50            2(a)              --
Additional paid-in capital                 1,024        2,717          --           --      (1,098)           2(a),(b),(c)$  2,643
Statutory surplus reserve fund                --        1,322          --                       --           --              1,322
(Accumulated deficit)/retained earnings   (1,088)       3,604          --           --       1,088            2(b)           3,604
                                        -------------------------------------------------------------------------------------------

Total stockholders' equity              $     (6)    $  7,643    $     --                       --           --           $  7,637
                                        ==========================================================================================

TOTAL LIABILITIES AND STOCKHOLDERS'
     EQUITY                             $      2     $ 12,267    $     --                 $     --     $     --           $ 12,279
                                        ==========================================================================================

See notes to unaudited combined pro forma financial information.

                 PUDA COAL, INC. (FORMERLY, PUREZZA GROUP, INC.)

              UNAUDITED COMBINED PRO FORMA STATEMENTS OF OPERATIONS

                    For the three months ended March 31, 2005
         (In thousands of United States dollars, except per share data)

                                                                             Taiyuan
                                                   Shanxi Puda      Puda       Putai                   Puda
                                                   Resources     Investment   Business               Coal, Inc.
                                       Puda Coal,   Co., Ltd.     Holding    Consulting             Combined Pro
                                          Inc.                    Limited    Co., Ltd.  Adjustments    forma
                                       --------     --------     --------    --------    --------    --------
NET REVENUE                            $     --     $  4,272     $     --    $     --    $     --    $     4,272

COST OF REVENUE                              --       (3,410)          --          --          --         (3,410)
                                       --------     --------     --------    --------    --------    -----------

GROSS PROFIT                                 --          862           --          --          --            862

OPERATING EXPENSES
Selling expenses                             --           49           --          --          --             49
General and administrative expenses          28           64           --          --          --             92

TOTAL OPERATING EXPENSES                     28          113           --          --          --            141
                                       --------     --------     --------    --------    --------    -----------

(LOSS)/INCOME FROM OPERATIONS               (28)         749           --          --          --            721

GAIN ON SHORT-TERM INVESTMENT                --            6           --          --          --              6
                                       --------     --------     --------    --------    --------    -----------

(LOSS)/INCOME BEFORE INCOME TAXES           (28)         755           --          --          --            727

INCOME TAXES                                 --         (261)          --          --          --           (261)
                                       --------     --------     --------    --------    --------    -----------

NET (LOSS)/INCOME                      $    (28)    $    494     $     --    $     --    $     --    $       466
                                       ========     ========     ========    ========    ========    ===========

EARNINGS PER SHARE (IN CENTS)                                                                        $      0.06
                                                                                                     ===========

NUMBER OF SHARES                                                                                     736,500,000
                                                                                                     ===========
(Shares issued in the transaction are
treated as outstanding for all periods)

See notes to unaudited combined pro forma financial information.

                 PUDA COAL, INC. (FORMERLY, PUREZZA GROUP, INC.)

              UNAUDITED COMBINED PRO FORMA STATEMENTS OF OPERATIONS

                      For the year ended December 31, 2004
         (In thousands of United States dollars, except per share data)

                                                                             Taiyuan
                                                  Shanxi Puda     Puda         Putai                     Puda
                                                   Resources    Investment    Business                Coal, Inc.
                                         Puda      Co., Ltd.     Holding     Consulting                Combined
                                      Coal, Inc.                 Limited     Co., Ltd. Adjustments     Pro forma
                                       --------     --------     --------    --------    --------    ------------
NET REVENUE                            $     --     $ 19,735     $     --    $     --    $     --    $     19,735

COST OF REVENUE                              --      (13,229)          --          --          --         (13,229)

GROSS PROFIT                                 --        6,506           --          --          --           6,506

OPERATING EXPENSES
Selling expenses                             --          322           --          --          --             322
General and administrative expenses         108          203           --          --          --             311
Other operating expenses                     --          414           --          --          --             414

TOTAL OPERATING EXPENSES                    108          939           --          --          --           1,047
                                       --------     --------     --------    --------    --------    ------------

(LOSS)/INCOME FROM OPERATIONS              (108)       5,567           --          --          --           5,459

LOSS FROM DISPOSED OPERATIONS              (272)          --           --          --          --            (272)
LOSS ON SHORT-TERM INVESTMENT                --           (4)          --          --          --              (4)
INTEREST EXPENSE                             --           (4)          --          --          --              (4)

                                       --------     --------     --------    --------    --------    ------------
(LOSS)/INCOME BEFORE INCOME TAXES          (380)       5,559           --          --          --           5,179

INCOME TAXES                                 --       (1,866)          --          --          --          (1,866)
                                       --------     --------     --------    --------    --------    ------------

NET (LOSS)/INCOME                      $   (380)       $3,69     $     --    $     --    $     --    $      3,313
                                       ========     ========     ========    ========    ========    ============

EARNINGS PER SHARE (IN CENTS)                                                                        $       0.45
                                                                                                     ============

NUMBER OF SHARES                                                                                      736,500,000
                                                                                                     ============
(Share issued in the transaction are
treated as outstanding for all periods)

See notes to unaudited combined pro forma financial information.

                PUDA COAL, INC. (FORMERLY, PUREZZA GROUP, INC.)

           NOTES TO UNAUDITED COMBINED PRO FORMA FINANCIAL STATEMENTS


1.    Introduction

Puda Coal, Inc. (formerly, Purezza Group, Inc.) ("Puda Coal") was incorporated in Florida. Effective June 20, 2005, Puda Coal entered into an Exchange Agreement ("Exchange Agreement") with Taiyuan Putai Business Consulting Co., Ltd. ("Putai"), a limited liability company under the Company Law of The People Republic of China (the RC , Shanxi Puda Resources Co., Ltd. ("Puda"), a limited liability company formed by natural persons under the laws of the PRC, Puda Investment Holding Limited ("Puda BVI"), an International Business Company incorporated in the British Virgin Islands, and each of the members of Puda BVI (the "Puda BVI Members"). The closing of the transactions contemplated by the Exchange Agreement occurred on July 15, 2005. At the closing, pursuant to the terms of the Exchange Agreement, Puda Coal acquired all of the outstanding capital stock and ownership interests of Puda BVI from the Puda BVI Members, and the Puda BVI Members contributed all of their interests in Puda BVI to Puda Coal. In exchange, Puda Coal issued to the Puda BVI Members 1,000,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of Puda Coal, which are convertible into 678,500,000 shares of Puda Coal's common stock. At the closing, Puda BVI became a wholly-owned subsidiary of Puda Coal. Puda BVI, in turn, owns all of the registered capital of Putai, a wholly foreign owned enterprise ("WFOE") registered under the wholly foreign-owned enterprises laws of the PRC.

On June 24, 2005, Putai and Puda entered into an Exclusive Consulting Agreement, an Operating Agreement, and a Technology License Agreement, Under these agreements, Putai has agreed to advise, consult, manage and operate Puda's business, to provide certain financial accommodations to Puda, and to license certain technology to Puda for use in its business, in exchange for Puda's payment of all of its operating cash flow to Putai.

Under generally accepted accounting principles, both acquisitions described above are considered to be a capital transactions in substance, rather than business combinations. That is, the acquisitions are equivalent, in the merger of Puda BVI, Putai and Puda, to the issuance of stock by Puda for the net monetary assets of Puda BVI, and in the Puda Caol/Puda BVI merger, the issuance of stock by Puda BVI for the net monetary assets of Puda Coal. Each transaction is accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the acquisition is identical to that resulting from a reverse acquisition, except that no goodwill is recorded. Under reverse takeover accounting, the comparative historical financial statements in the Puda Coal/Puda BVI merger of the "legal acquiror", Puda Coal, are those of the "accounting acquiror", Puda BVI.

The unaudited pro forma financial information has been prepared giving pro forma effects on the statements of operations for the year ended December 31, 2004 and for the three months ended March 31, 2005 as if the transaction occurred on January 1, 2004. The pro forma balance sheet assumes the transaction occurred on the balance sheet date.

The unaudited pro forma financial information is based upon the historical financial statements of Puda Coal, Puda BVI, Putai and Puda as of and for the year ended December 31, 2004 and for the three months ended March 31, 2005 after giving effect to pro forma adjustments described in Note 2.

The unaudited pro forma financial information does not purport to represent what the results of operations of Puda Coal, Puda BVI, Putai and Puda would actually have been if the events described above had in fact occurred at the beginning of 2004, or any other date, or to project the net profit of Puda Coal, Puda BVI, Putai and Puda for any future period. The adjustments are based on currently available information and certain estimates and assumptions. However, management believes that the assumptions provide a reasonable basis for presenting the unaudited pro forma financial information and that pro forma adjustments give effect to those assumptions and are properly applied in the unaudited pro forma financial information.

                 PUDA COAL, INC. (FORMERLY, PUREZZA GROUP, INC.)

2.    Pro forma Adjustments

The adjustments in the combined pro forma balance sheet represent the following:

      (a)   elimination of common stock of Puda BVI;

      (b)   elimination of accumulated deficit of Puda Coal; and

      (c)   issuance of 1,000,000 convertible preferred shares by Puda Coal.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Puda Coal, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      PUDA COAL, INC.

Date: August 12, 2005                 By: /s/ Zhao Ming
                                          --------------------------------
                                          Zhao Ming
                                          Chief Executive Officer and
                                          President